Exhibits 5.1 and 23.1

Leonard, Street and Deinard, Professional Association

150 South Fifth Street

Suite 2300

Minneapolis, Minnesota 55402

February 26, 2008

Mark S. Weitz

(612) 335-1517

mark.weitz@leonard.com

NorthWestern Corporation

3010 W. 69th Street

Sioux Falls, SD 57108

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by NorthWestern Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 600,000 shares of the Company’s Common Stock issuable pursuant to the NorthWestern Corporation 2005 Long-Term Incentive Plan (the “Stock Plan”), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

LEONARD, STREET AND DEINARD

Professional Association

[/s/ Mark S. Weitz]

Mark S. Weitz